UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 23, 2011

China Intelligent Lighting and Electronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34783	26-1357819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 29-31, Shuikou Road
Huizhou, Guangdong
People’s Republic of China 516006
(Address, including zip code, of principal executive offices)

+ 86 752-3138511
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On March 23, 2011, China Intelligent Lighting and Electronics, Inc. (the “Company”) provided notice to MaloneBailey, LLP (“MaloneBailey”) as to termination as the Company’s independent registered public accounting firm, effective immediately.  The decision to change accountants was approved and ratified by the Company’s Board of Directors.

On March 24, 2011, the Company received a notice of resignation from MaloneBailey (“Resignation Letter”) indicating that it is terminating its engagement with the Company, effective immediately.  MaloneBailey informed the Company that due to, as described in the Resignation Letter, accounting fraud involving forging of the Company's accounting records and forging bank statements, in addition to other discrepancies identified during its testing of the Company’s accounts receivable. The Resignation Letter indicated that MaloneBailey believed that the accounting records of the Company have been falsified, which constitutes an illegal act.  MaloneBailey indicated that it has discussed the issues with management but with no resolution or reasonable explanation.

Furthermore, the Resignation Letter indicates that such accounting fraud could indicate a material error in previously issued financial statements.  As a result, MaloneBailey indicated in the Resignation Letter that it is unable to rely on management’s representations as they relate to previously issued financial statements and it can no longer support its opinions related to the financial statements as of December 31, 2009 and condensed Parent Only financial statements, included in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2010.

Other than as set forth above, from March 10, 2010, when MaloneBailey was engaged, through MaloneBailey’s dismissal and resignation on March 24, 2011, there were (1) no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MaloneBailey would have caused MaloneBailey to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The audit report of MaloneBailey on the financial statements of the Company for the year ended December 31, 2009 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company will authorize MaloneBailey to respond fully to the inquiries of any successor accountant concerning the subject matter of any disagreements. Other than set forth above, there are no disagreements or reportable events as described under Item 304(a)(1) of Regulation S-K.

The Company provided a copy of this disclosure to MaloneBailey and an opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees or disagrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K.  A letter from MaloneBailey is filed as Exhibit 16.1 to this Form 8-K.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 24, 2011, MaloneBailey, in its Resignation Letter as described in this Report under Item 4.01, which is incorporated by reference into this Item 4.02, advised the Company that it can no longer support its opinion dated April 21, 2010 related to the financial statements, as of December 31, 2009 and condensed Parent Only financial statements, included in the Registration Statement on Form S-1 filed with the SEC on April 21, 2010.  Further, the interim financial statements of the Company for the fiscal quarters ended March 31, June 30, and September 30, 2010 contained in the Company’s quarterly reports on Form 10-Q for such periods as filed with the SEC, should not be relied upon for the same reasons.

MaloneBailey’s letter, dated March 25, 2011, is incorporated by reference as Exhibit 7.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2011, Michael Askew resigned as a member of the Board of Directors of the Company, effective immediately, including his position as the Chairman of the Company’s Audit Committee.  Mr. Askew submitted his resignation to the Board via email on March 24, 2011, approximately the twelve month anniversary of appointment, indicating that his resignation was due to, among other things, the circumstances relevant to his limited ability to provide assistance and advice to the Company in the present situation, including but not limited to the Board not seeking Mr. Askew’s input or professional services during his term on the Board.  Mr. Askew also noted that he did not believe that he was provided with adequate corporate and audit information of the Company during his term.  Mr. Askew further indicated that he was not notified of potential timing problems with the 2010 audit until mid-March 2011, and it was not until a telephonic meeting of the Board on March 24, 2011 that he was informed that the auditors and Company could not resolve the issues in relation to the auditors.

A copy of Mr. Askew’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

The Company has provided Mr. Askew a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The Company has also provided him the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he does or does not agree.  The Company will file any letter received from Mr. Askew by the Company with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

Item 7.01.	Regulation FD Disclosure.

On March 29, 2011, the Company issued a press release announcing the termination of engagement of MaloneBailey as independent auditor and the related issues, resignation of the Chairman of its Audit Committee, the request for preliminary information from NYSE Amex, the SEC investigation and formation of a Special Investigation Committee of the Board of Directors.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

On March 24, 2011, the Company received a preliminary information request from Amex requesting additional information.  The Company intends to fully cooperate with NYSE Amex regarding this matter.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

The Company was recently notified by the staff of the SEC that it has initiated a formal, nonpublic investigation  into whether the Company had made material misstatements or omissions concerning its financial statements, including cash accounts and accounts receivable .  The SEC has informed the Company that the investigation should not be construed as an indication that any violations of law have occurred. On March 24, 2011, the SEC served the Company a subpoena for documents relating to the matters under review by the SEC. The Company is committed to cooperating with the SEC.  It is not possible at this time to predict the outcome of the SEC investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed.

In light of the events described in this Current Report on Form 8-K, the Board of Directors of the Company has formed a Special Investigation Committee.  The Special Investigation Committee will investigate, review and analyze the facts, circumstances and issues related to termination of the engagement MaloneBailey’s as independent auditor and the Company’s accounting records.  The Committee is authorized to retain experts and advisers in connection with its investigation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

7.1	Letter of MaloneBailey dated March 29, 2011 (included in Exhibit 16.1 of this current report on Form 8-K)
16.1	Letter of Malone Bailey dated March 29, 2011
17.1	Letter of Resignation dated March 24, 2011 of Michael Askew
99.1	Press Release dated March 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Intelligent Lighting & Electronics, Inc.

Dated: March 29, 2011	By:	/s/ Xuemei Li
Name: Xuemei Li Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

7.1	Letter of MaloneBailey dated March 29, 2011 (included in Exhibit 16.1 of this current report on Form 8-K)
16.1	Letter of Malone Bailey dated March 29, 2011
17.1	Letter of Resignation dated March 24, 2011 of Michael Askew
99.1	Press Release dated March 29, 2011